Exhibit 99.1

Mentor Graphics Reports Fiscal Fourth Quarter Results and Announces 11% Dividend Increase

WILSONVILLE, Ore.--(BUSINESS WIRE)--February 27, 2014--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal fourth quarter ended January 31, 2014. The company reported revenues of $401.0 million, non-GAAP earnings per share of $0.92, and GAAP earnings per share of $0.89. For the full fiscal year, revenues were $1.156 billion and non-GAAP earnings per share were $1.62, and GAAP earnings per share were $1.29.

“The fourth quarter and full year achieved multiple all-time records for Mentor Graphics,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “Record annual bookings, record fourth quarter and annual revenues, record fourth quarter and annual levels of profitability and earnings per share, all evidence the value of Mentor’s technology, products and the merits of our strategy. Mentor’s board is raising the quarterly dividend to $0.05 per share. Aside from weakness within the Japanese semiconductor industry, core EDA demand remains solid for Mentor and we are very pleased with the traction our investments in emulation and new markets including transportation are achieving.”

During the quarter the company announced the acquisition of assets of Oasys Design Systems, which brings the Oasys RealTime™ RTL physical synthesis platform to the Mentor® digital implementation flow. This enables faster turnaround time for complex systems-on-chip, ASICs and IP blocks. The company also purchased the AUTOSAR assets of Mecel AB, complementing existing Mentor automotive software solutions which enable a wide range of automotive sub-systems. Mentor also announced the latest release of its Capital® software, which addresses vehicle electrical system design, manufacture and service. The Capital and Volcano™ tool suites were recently deployed in both passenger and commercial vehicle projects at Chinese automaker Jianghuai Automobile Co. Ltd. (JAC).

During the fourth quarter the company also announced a new version of the Mentor® Embedded Sourcery™ CodeBench embedded software development platform, and the latest release of the Mentor® Embedded automotive technology platform for Linux-based in-vehicle infotainment system development. Mentor also released the next-generation FloTHERM® product, its flagship offering for computational fluid dynamics, targeting today’s most advanced electronics designs. FloTHERM XT was named as one of EDN Magazine’s Hot 100 Electronics Products for 2013; the product also received an EDN China Innovation Award for Best Product, development tool and software category.

“The fourth quarter and fiscal 2014 were periods of solid execution for our company,” said Gregory K. Hinckley, president of Mentor Graphics. “Fourth quarter revenue was up over 20% and non-GAAP earnings per share were up 59% year on year. Continued attention to expenses enabled the company to comfortably achieve our multi-year commitment to reach 20% non-GAAP operating margins in fiscal 2014. I am also pleased to note that on a GAAP operating margin basis Mentor is the most profitable company among the big three EDA vendors.”

Outlook

For the full year fiscal 2015, the company expects revenues of about $1.237 billion, non-GAAP earnings per share of about $1.75, and GAAP earnings per share of approximately $1.50. For the first quarter of fiscal 2015, the company expects revenues of about $245 million, non-GAAP earnings per share of about $0.06 and GAAP earnings per share of approximately break-even.

Dividend Increase

The company announced an 11% increase in the quarterly dividend to $0.05 per share on outstanding common stock. The dividend is payable on March 31, 2014 to shareholders of record as of the close of business on March 10, 2014.

Fiscal Year Definition

Mentor Graphics Corporation’s fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross profit, operating income, operating margin, net income, and earnings per share which we refer to as non-GAAP gross profit, operating income, operating margin, net income, and earnings per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense associated with the amortization of original issuance debt discount on convertible debt, the equity in earnings or losses of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), and the impact on basic and diluted earnings per share of changes in the calculated redemption value of noncontrolling interests, which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income is in the first twelve months following an acquisition.

  Special charges may include expenses related to certain litigation costs, employee severance, acquisitions, excess facility costs and other asset related charges. Special charges are incurred based on particular facts and circumstances and can vary in size and frequency. Litigation costs classified as special charges consist of professional service fees related to patent litigation involving us, EVE S.A., and Synopsys, Inc. These costs are included in special charges because of their unusual nature due to the significance in variability of timing and amount. Restructuring costs included in special charges include costs incurred for employee terminations, including severance and benefits, driven by modification of business strategy or business emphasis. Special charges are not ordinarily included in our annual operating plan and related budget due to unpredictability, driven in part by rapidly changing technology and the competitive environment in our industry. We therefore exclude them when evaluating our managers’ performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units, and purchases made as a result of the employee stock purchase plan. We do not consider equity plan-related compensation expense in evaluating our managers’ performance internally or our core operations in any given period.
  Interest expense attributable to amortization of the original issuance debt discount on convertible debt is excluded. Management does not consider this charge as a part of our core operating performance. We do not consider the amortization of the original issuance debt discount on convertible debt to be a direct cost of operations.
  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of common stock investments accounted for under the equity method. The carrying amounts of our investments are adjusted for our share of earnings or losses of the investee. We report our equity in the earnings or losses of investments in other income (expense), net (with the exception of our investment in Frontline as discussed below). The amounts are excluded from our non-GAAP results as we do not control the results of operations for the investments and we do not participate in regular and periodic operating activities; therefore, management does not consider these investments as a part of our core operating performance.
  The Company maintains a 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. Although we do not exert control, we actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.

  Income tax expense is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the year ended January 31, 2014 is 5.8%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.
  Our agreement with the owners of noncontrolling interests in one of our subsidiaries gives them a right to require us to purchase their interests for a price based on a formula defined in the agreement. Under GAAP, increases (or decreases to the extent they offset previous increases) in the calculated redemption value of the noncontrolling interests are recorded directly to retained earnings and therefore do not affect net income. However, as required by GAAP, these amounts are applied to increase or decrease the numerator in the calculation of basic and diluted earnings per share. Management does not consider fluctuations in the calculated redemption value of noncontrolling interests to be relevant to our core operating performance.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options, restricted stock units, and employee stock purchase plan shares in a loss situation.

Non-GAAP gross profit, operating income, operating margin, net income, and earnings per share are supplemental measures of our performance that are not presented in accordance with GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross profit, operating income, operating margin, net income, and earnings per share because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangible assets represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly evaluate our business to determine whether any operations should be eliminated or curtailed. Additionally, as part of our ongoing business, we engage in acquisition and assimilation activities and patent litigation. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year in excess of $1.15 billion. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, Capital and FloTHERM are registered trademarks and RealTime, Volcano and Sourcery are trademarks of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness in the United States, the European Union, China or other international economies, and the potential adverse impact on the semiconductor and electronics industries; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (v) litigation; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer mergers or divestitures, customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
Revenues:
System and software	$293,468	$226,267	$737,790	$681,881
Service and support	107,532	104,971	418,583	406,846
Total revenues	401,000	331,238	1,156,373	1,088,727
Cost of revenues: (1)
System and software	25,206	14,984	65,288	64,280
Service and support	29,841	30,775	118,221	117,609
Amortization of purchased technology	950	1,709	3,598	7,801
Total cost of revenues	55,997	47,468	187,107	189,690
Gross profit	345,003	283,770	969,266	899,037
Operating expenses:
Research and development (2)	101,994	93,751	348,817	313,962
Marketing and selling (3)	98,135	95,160	342,799	338,653
General and administration[a] (4)	23,091	18,990	75,543	70,692
Equity in earnings of Frontline (5)	(1,353)	(134)	(4,092)	(1,764)
Amortization of intangible assets (6)	1,580	1,368	6,230	5,915
Special charges[a] (7)	4,359	3,540	16,929	9,946
Total operating expenses	227,806	212,675	786,226	737,404
Operating income	117,197	71,095	183,040	161,633
Other income (expense), net (8)	359	(1,193)	(520)	(1,432)
Interest expense (9)	(4,803)	(4,883)	(19,452)	(18,866)
Income before income tax	112,753	65,019	163,068	141,335
Income tax expense (10)	7,646	3,536	9,510	2,701
Net income	105,107	61,483	153,558	138,634
Less: Loss attributable to noncontrolling interest (11)	(429)	(263)	(1,700)	(102)
Net income attributable to Mentor Graphics
shareholders	$105,536	$61,746	$155,258	$138,736
Net income per share attributable to Mentor Graphics
shareholders:
Basic[b]	$0.91	$0.50	$1.33	$1.20
Diluted[b]	$0.89	$0.49	$1.29	$1.17
Weighted average number of shares outstanding:
Basic	114,978	112,623	113,671	110,998
Diluted	117,484	115,167	116,702	114,017

[a]Certain litigation costs have been reclassified from general and administration to special charges within operating expenses for the three and twelve months ended January 31, 2013. These reclassifications were made to conform to the current period presentation. These reclassifications had no impact on GAAP operating expense, operating income or net income for the three and twelve months ended January 31, 2013. Additional discussion regarding the reclassification will be provided in our Annual Report on Form 10-K for the year ended January 31, 2014.

[b]We have decreased the numerator of our basic and diluted earnings per share calculation by $573 and $4,486 for the three and twelve months ended January 31, 2014, respectively, and by $5,272 for the three and twelve months ended January 31, 2013 for the adjustment to increase the noncontrolling interest with redemption feature to its calculated redemption value, recorded directly to retained earnings.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
(1) Cost of revenues:
Equity plan-related compensation	$554	$449	$1,992	$1,529
Amortization of purchased technology	950	1,709	3,598	7,801
	$1,504	$2,158	$5,590	$9,330

(2) Research and development:
Equity plan-related compensation	$3,164	$2,602	$11,182	$9,206

(3) Marketing and selling:
Equity plan-related compensation	$2,126	$1,836	$7,777	$6,654

(4) General and administration:
Equity plan-related compensation	$2,237	$1,648	$8,399	$6,308

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets
	$231	$1,242	$1,430	$4,968

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,580	$1,368	$6,230	$5,915

(7) Special charges:
Certain litigation, rebalance, and other costs	$4,359	$3,540	$16,929	$9,946

(8) Other income (expense), net:
Net income of unconsolidated entities	$7	$(18)	$(119)	$(128)

(9) Interest expense:
Amortization of original issuance debt discount	$1,467	$1,367	$5,715	$5,322

(10) Income tax expense:
Non-GAAP income tax effects	$(14,357)	$(10,194)	$(28,944)	$(31,105)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets, equity-plan related compensation, and income tax effects	$(203)	$(193)	$(971)	$(699)

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP net income attributable to Mentor Graphics shareholders	$105,536	$61,746	$155,258	$138,736
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	554	449	1,992	1,529
Research and development	3,164	2,602	11,182	9,206
Marketing and selling	2,126	1,836	7,777	6,654
General and administration	2,237	1,648	8,399	6,308
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	950	1,709	3,598	7,801
Frontline purchased technology and intangible assets (3)	231	1,242	1,430	4,968
Amortization of intangible assets (4)	1,580	1,368	6,230	5,915
Special charges[a] (5)	4,359	3,540	16,929	9,946
Other income (expense), net (6)	7	(18)	(119)	(128)
Interest expense (7)	1,467	1,367	5,715	5,322
Non-GAAP income tax effects (8)	(14,357)	(10,194)	(28,944)	(31,105)
Noncontrolling interest (9)	(203)	(193)	(971)	(699)
Total of non-GAAP adjustments	2,115	5,356	33,218	25,717
Non-GAAP net income attributable to Mentor Graphics shareholders	$107,651	$67,102	$188,476	$164,453

GAAP and Non-GAAP weighted average shares (diluted)	117,484	115,167	116,702	114,017

Net income per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.89	$0.49	$1.29	$1.17
Noncontrolling interest adjustment (10)	0.01	0.05	0.04	0.05
Non-GAAP adjustments detailed above	0.02	0.04	0.29	0.22
Non-GAAP (diluted)	$0.92	$0.58	$1.62	$1.44

[a]See footnote [a] for a discussion of the reclassification of certain litigation costs to special charges.

(1)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) joint venture investment. Mentor Graphics has a 50% interest in Frontline. The purchased technology was amortized over three years from the March 2010 acquisition date, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline. This expense is the same type as being adjusted for in note (2) above and (4) below.
(4)	Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5)	Three months ended January 31, 2014: Special charges consist of (i) $3,380 for EVE litigation costs, (ii) $549 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $430 in other adjustments.
Three months ended January 31, 2013: Special charges consist of (i) $1,026 for EVE litigation costs, (ii) $1,387 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $1,127 in other adjustments.
Twelve months ended January 31, 2014: Special charges consist of (i) $11,597 for EVE litigation costs, (ii) $4,392 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $940 in other adjustments.
Twelve months ended January 31, 2013: Special charges consist of (i) $3,632 for EVE litigation costs, (ii) $4,016 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $2,298 in other adjustments.
(6)	Income from investment accounted for under the equity method of accounting.
(7)	Amortization of original issuance debt discount.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.
(10)	Non-GAAP EPS excludes from the numerator of our earnings per share calculation the adjustment of the noncontrolling interest to the calculated redemption value, recorded directly to retained earnings.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP gross profit	$345,003	$283,770	$969,266	$899,037
Reconciling items to non-GAAP gross profit:
Equity plan-related compensation	554	449	1,992	1,529
Amortization of purchased technology	950	1,709	3,598	7,801
Non-GAAP gross profit	$346,507	$285,928	$974,856	$908,367

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP gross profit as a percent of total revenues	86.0%	85.7%	83.8%	82.6%
Non-GAAP adjustments detailed above	0.4%	0.6%	0.5%	0.8%
Non-GAAP gross profit as a percent of total revenues	86.4%	86.3%	84.3%	83.4%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP operating expenses	$227,806	$212,675	$786,226	$737,404
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(7,527)	(6,086)	(27,358)	(22,168)
Amortization of Frontline purchased technology and other identified intangible assets
	(231)	(1,242)	(1,430)	(4,968)
Amortization of other identified intangible assets	(1,580)	(1,368)	(6,230)	(5,915)
Special charges[a]	(4,359)	(3,540)	(16,929)	(9,946)
Non-GAAP operating expenses	$214,109	$200,439	$734,279	$694,407

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP operating income	$117,197	$71,095	$183,040	$161,633
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	8,081	6,535	29,350	23,697
Amortization of purchased technology	950	1,709	3,598	7,801
Amortization of Frontline purchased technology and other identified intangible assets
	231	1,242	1,430	4,968
Amortization of other identified intangible assets	1,580	1,368	6,230	5,915
Special Charges[a]	4,359	3,540	16,929	9,946
Non-GAAP operating income	$132,398	$85,489	$240,577	$213,960

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP operating margin	29.2%	21.5%	15.8%	14.8%
Non-GAAP adjustments detailed above	3.8%	4.3%	5.0%	4.9%
Non-GAAP operating margin	33.0%	25.8%	20.8%	19.7%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
GAAP other expense, net and interest expense	$(4,444)	$(6,076)	$(19,972)	$(20,298)
Reconciling items to non-GAAP other expense, net and interest expense:

Equity in earnings of unconsolidated entities	7	(18)	(119)	(128)
Amortization of original issuance debt discount	1,467	1,367	5,715	5,322
Non-GAAP other expense, net and interest expense	$(2,970)	$(4,727)	$(14,376)	$(15,104)

[a]See footnote [a] for a discussion of the reclassification of certain litigation costs to special charges.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	January 31,
	2014	2013

Assets
Current assets:
Cash, cash equivalents and short-term investments	$297,312	$223,783
Trade accounts receivable, net	179,830	178,351
Term receivables, short-term	274,653	233,894
Prepaid expenses and other	64,658	53,951
Deferred income taxes	15,520	14,973

Total current assets	831,973	704,952
Property, plant, and equipment, net	160,165	162,402
Term receivables, long-term	270,365	250,497
Goodwill and intangible assets, net	571,843	557,770
Other assets	71,627	69,663

Total assets	$1,905,973	$1,745,284

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$9,590	$5,964
Accounts payable	21,548	20,906
Income taxes payable	3,365	9,180
Accrued payroll and related liabilities	102,848	101,354
Accrued and other liabilities	42,457	40,662
Deferred revenue	231,179	233,759

Total current liabilities	410,987	411,825
Long-term notes payable	224,261	218,546
Deferred revenue, long-term	17,398	17,755
Other long-term liabilities	52,554	50,981
Total liabilities	705,200	699,107

Noncontrolling interest with redemption feature	15,479	12,698

Stockholders' equity:
Common stock	838,939	810,902
Retained earnings	327,552	197,178
Accumulated other comprehensive income	18,803	25,399
Total stockholders' equity	1,185,294	1,033,479

Total liabilities and stockholders' equity	$1,905,973	$1,745,284

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2014	2013	2014	2013
Operating activities
Net income	$105,107	$61,483	$153,558	$138,634
Depreciation and amortization	13,047	13,350	52,454	53,551
Other adjustments to reconcile:
Operating cash	12,365	6,042	35,471	20,352
Changes in working capital	(44,843)	5,540	(91,781)	(73,250)

Net cash provided by operating activities	85,676	86,415	149,702	139,287

Investing activities
Net cash used in investing activities	(23,893)	(23,262)	(56,375)	(60,782)

Financing activities
Net cash provided by (used in) financing activities	13,128	2,079	(21,007)	1,943

Effect of exchange rate changes on cash and cash equivalents	(1,496)	(1,179)	(2,781)	(3,164)

Net change in cash and cash equivalents	73,415	64,053	69,539	77,284
Cash and cash equivalents at beginning of period	219,907	159,730	223,783	146,499

Cash and cash equivalents at end of period (a)	$293,322	$223,783	$293,322	$223,783

Other data:
Capital expenditures	$9,395	$9,555	$30,761	$45,130
Days sales outstanding	102	112

(a) The condensed consolidated balance sheet at January 31, 2014 includes $3,990 of short-term investments in the "Cash, cash equivalents, and short-term investments" line item. $3,990 should be deducted from that line item to reconcile to the amount of "Cash and cash equivalents at end of period" presented in this statement for the three and twelve months ended January 31, 2014.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q1'15 and fiscal year 2015.

	Estimated	Estimated
	Q1'15	FY'15
Diluted GAAP net income per share	$-	$1.50
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.01	0.04
Amortization of other identified intangible assets (2)	0.01	0.04
Equity plan-related compensation (3)	0.07	0.31
Other income (expense), net and interest expense (4)	0.01	0.05
Non-GAAP income tax effects (5)	(0.04)	(0.19)
Diluted non-GAAP net income per share	$0.06	$1.75

(1)	Excludes amortization of purchased intangible assets resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(2)	Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years.
(3)	Excludes equity plan-related compensation expense for the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(4)	Excludes income from an investment accounted for under the equity method of accounting, and amortization of original issuance debt discount.
(5)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.

	MENTOR GRAPHICS CORPORATION
	UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
	(Rounded to nearest 5%)

	2014					2013					2012
Product Category Bookings (a)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	60%	35%	40%	30%	40%	35%	25%	30%	35%	30%	20%	25%	60%	40%	40%
SCALABLE VERIFICATION	15%	45%	25%	30%	30%	15%	30%	20%	25%	25%	35%	30%	15%	35%	30%
INTEGRATED SYSTEMS DESIGN	10%	10%	20%	30%	20%	25%	25%	25%	25%	25%	25%	25%	15%	15%	15%
NEW & EMERGING MARKETS	5%	5%	5%	5%	5%	5%	10%	15%	5%	10%	5%	10%	5%	5%	5%
SERVICES / OTHER	10%	5%	10%	5%	5%	20%	10%	10%	10%	10%	15%	10%	5%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2014					2013					2012
Product Category Revenue (b)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	35%	50%	35%	35%	40%	40%	35%	25%	35%	35%	40%	25%	40%	45%	40%
SCALABLE VERIFICATION	20%	20%	25%	30%	25%	25%	25%	30%	30%	25%	25%	30%	25%	25%	25%
INTEGRATED SYSTEMS DESIGN	30%	20%	25%	25%	20%	20%	25%	25%	20%	25%	20%	25%	25%	20%	20%
NEW & EMERGING MARKETS	5%	5%	5%	5%	5%	5%	5%	10%	5%	5%	5%	10%	5%	5%	5%
SERVICES / OTHER	10%	5%	10%	5%	10%	10%	10%	10%	10%	10%	10%	10%	5%	5%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2014					2013					2012
Bookings by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	35%	55%	60%	40%	50%	35%	40%	50%	35%	40%	45%	45%	40%	50%	45%
Europe	10%	15%	15%	30%	20%	20%	35%	20%	30%	25%	20%	30%	15%	25%	20%
Japan	10%	5%	5%	10%	5%	10%	5%	5%	10%	10%	15%	5%	5%	10%	10%
Pac Rim	45%	25%	20%	20%	25%	35%	20%	25%	25%	25%	20%	20%	40%	15%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2014					2013					2012
Revenue by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	45%	40%	50%	45%	45%	50%	45%	50%	40%	45%	40%	50%	45%	35%	40%
Europe	20%	20%	20%	20%	20%	20%	20%	20%	30%	25%	25%	20%	25%	25%	25%
Japan	10%	5%	10%	15%	10%	10%	15%	10%	10%	10%	15%	10%	10%	5%	10%
Pac Rim	25%	35%	20%	20%	25%	20%	20%	20%	20%	20%	20%	20%	20%	35%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2014					2013					2012
Bookings by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	15%	50%	20%	10%	25%	25%	20%	20%	15%	20%	40%	20%	15%	25%	20%
Term Ratable	10%	5%	5%	5%	5%	25%	15%	10%	5%	10%	20%	10%	5%	5%	10%
Term Up Front	75%	45%	75%	85%	70%	50%	65%	70%	80%	70%	40%	70%	80%	70%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2014					2013					2012
Revenue by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	20%	25%	20%	20%	20%	20%	25%	25%	15%	20%	30%	25%	15%	15%	20%
Term Ratable	10%	10%	5%	5%	10%	10%	10%	10%	5%	10%	10%	10%	10%	5%	10%
Term Up Front	70%	65%	75%	75%	70%	70%	65%	65%	80%	70%	60%	65%	75%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Category Bookings excludes support bookings for all sub-flow categories.
(b) Product Category Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only (excludes finance fee).

CONTACT:
Mentor Graphics Corporation
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com